                                                                    Exhibit 5(d)

                       INVESTMENT SUB-ADVISORY AGREEMENT
                       ---------------------------------

                  Between PROVIDIAN INVESTMENT ADVISORS, INC.

                                      and

                        FEDERATED INVESTMENT COUNSELING


     THIS INVESTMENT SUB-ADVISORY AGREEMENT is entered into as of this   25th
day of March, 1997, by and between Providian Investment Advisors, Inc. (the "Adviser"), a Delaware corporation, and Federated Investment Counseling (the "Sub-Adviser"), a Delaware business trust.


                                  WITNESSETH:
                                  ----------

     WHEREAS, the Providian Series Trust (the "Trust"), a Massachusetts business trust, has retained the Adviser to render investment advisory services pursuant to an Investment Advisory Agreement entered into as of March 25, 1997, and such agreement authorizes the Adviser to engage sub-advisers to discharge the Adviser's responsibilities with respect to the investment management of the Trust, a copy of which agreement has been provided to the Sub-Adviser and is incorporated by reference herein;

     WHEREAS, the Trust is an open-end management investment company, registered as such pursuant to the provisions of the Investment Company Act of 1940 (the "1940 Act");

     WHEREAS, the Trust currently consists of nine separate series, each having different investment objectives and policies;

     WHEREAS, the Adviser and the Sub-Adviser are each an investment adviser, registered as such pursuant to the provisions of the Investment Advisers Act of 1940 (the "Advisers Act"), and each is engaged in the business of rendering investment advice and investment management services as an independent contractor;

     WHEREAS, the Adviser desires to retain the Sub-Adviser to render advice and services to the Trust in connection with management and operation of its Money Market Fund (the "Fund") pursuant to terms and conditions set forth herein; and

     WHEREAS, the Sub-Adviser desires and has agreed to render such advice and furnish such services with regard to the Fund pursuant to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, conditions and agreements contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound hereby, mutually agree as follows:

     1. Employment. The Adviser hereby employs the Sub-Adviser, and the Sub-Adviser hereby accepts such employment, to render investment advice and investment management services with respect to the Fund, subject to the supervision and direction of the Adviser and the Trust. In the event the Adviser wishes to retain the Sub-Adviser to render investment advisory services to one or more additional or funds, other than the Fund, the Adviser shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to render such services, it shall notify the Adviser in writing, whereupon such portfolio or fund shall become a Fund hereunder and be subject to this Agreement.

     2. Sub-Adviser Duties. The Adviser hereby authorizes the Sub-Adviser, in its discretion and without prior consultation with the Adviser, to buy, sell, lend and otherwise trade in any stocks, bonds, instruments, financial contracts and other investment assets ("Securities") on behalf of the Fund. Subject to the supervision of the Adviser and the Trust, the Sub-Adviser will manage the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention and disposition of, and exercise of all rights pertaining to, the Securities comprising the Fund. The Sub-Adviser may invest the Fund in such proportions of stocks, bonds, instruments, financial contracts, cash and other investment assets as the Sub-Adviser shall determine, and may dispose of Securities without regard to the length of time the Securities have been held, the resulting rate of portfolio turnover or any tax considerations; provided, that all investments shall conform with:

          (a) the Fund's investment objectives, policies, limitations, procedures and guidelines set forth in the documents listed on Schedule 1 to this Agreement;

          (b) any additional objectives, policies or guidelines approved by the Sub-Adviser and adopted by the Adviser or by the Trust;

          (c) the provisions of Section 851 of the Internal Revenue Code ("IRC") applicable to "regulated investment companies";

          (d) the diversification requirements specified in Section 817(h) of the IRC, and the regulations thereunder; and

          (e) the provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder applicable to the Fund.

In performing these duties, the Sub-Adviser: (i) Shall not disclose or use any records or information obtained pursuant to this Agreement (excluding investment research and investment advice) in any manner whatsoever except as expressly authorized in this Agreement or in the ordinary course of business in connection with placing orders for the purchase and sale of securities, and shall keep confidential any information obtained pursuant to the Agreement, and disclose such information only if the Trust has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority. The Trust and the Adviser shall not disclose or use any records or information respecting the Sub-Adviser obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement, and shall keep confidential any information obtained pursuant to this Agreement, and disclose such information only as expressly authorized in this Agreement, if the Trust has authorized such disclosure, or if such disclosure is required by applicable federal or state law or regulations or regulatory authorities having the requisite authority.

          (ii) Shall be responsible for making reasonable inquiries and for reasonably ensuring that any employee of the Sub-Adviser has not, to the best of the Sub-Adviser's knowledge:

               (1) been convicted, in the last ten (10) years, of any felony or misdemeanor involving the purchase or sale of any security or arising out of such person's conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesperson, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; or

               (2) been permanently or temporarily enjoined by reason of any misconduct, by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesperson or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security.

          (iii) Shall provide to Adviser and the Trust by April 1 of each calendar year a copy of the Sub-Adviser's Form ADV as amended and most recently filed with the Securities and Exchange Commission ("SEC") and a list of persons who the Sub-Adviser has authorized to give written and/or oral instructions to custodians of Fund assets for the Fund.

     3. Best Efforts. The Sub-Adviser hereby agrees to use its best judgment and efforts in rendering the advice and services with respect to the Fund as contemplated by this Agreement. The Sub-Adviser further agrees to use its best efforts in the preparation of reports and information and in the management of the respective assets of the Fund pursuant to this Agreement. For this purpose the Sub-Adviser shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Sub-Adviser shall be deemed to include persons employed or retained by the Sub-Adviser to furnish statistical, research, and other factual information, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Sub-Adviser may desire and request.

     4. Independent Contractor. The Sub-Adviser shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Adviser, the Trust or the Fund in any way, or in any way be deemed an agent of the Adviser, the Trust or the Fund. It is expressly understood and agreed that the services to be rendered by the Sub-Adviser pursuant to the provisions of this Agreement are not to be deemed exclusive with respect to the Sub-Adviser's rendering of services, and the Sub-Adviser shall therefore be free to render similar or different services to others, provided, that its ability to render the services described herein shall not be impaired thereby.

     5.  Representations and Warranties.

          (a) The Sub-Adviser hereby represents and warrants to the Adviser that: (i) it is a business trust duly formed and validly existing under the laws of Delaware, (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (iii) it is registered with the SEC as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business and (iv) it has furnished to the Adviser true and complete copies of all the documents listed on Schedule 2 to this Agreement.

          (b) The Adviser hereby represents and warrants to the Sub-Adviser that: (i) it is a corporation duly formed and validly existing under the laws of Delaware, (ii) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (iii) it is registered with the SEC as an investment adviser under the Advisers Act and is registered or licensed as an investment adviser under the laws of all jurisdictions in which its activities require it to be so registered or licensed, except where the failure to be so licensed would not have a material adverse effect on its business, and (iv) it has furnished to the Sub-Adviser true and complete copies of all the documents listed on Schedule 1 to this Agreement.

     6.  Furnishing of Information.

          (a) The Sub-Adviser shall from time to time furnish to the Adviser detailed statements of the investments and assets of the Fund. The Sub-Adviser shall provide any materials reasonably related to the investment advisory services provided hereunder as may be reasonably requested in writing by the designated officers of the Adviser, the Trust or the Fund or as may be required by any governmental agency having jurisdiction. The Sub-Adviser will permit the Adviser to inspect such books and records at all reasonable times during normal business hours upon reasonable notice. Prior to each meeting of the Trustees of the Trust (the "Trustees"), the Sub-Adviser will provide the Adviser and the Trust with reports regarding its management of the Fund during the interim period, in such form as may be mutually agreed upon by the Sub-Adviser and the Adviser. The Sub-Adviser will also provide the Adviser with any information regarding its management of the Fund required for any shareholder report, amended registration statement or prospectus supplement filed by the Fund with the SEC.

          (b) The Sub-Adviser has reviewed the Trust's registration statement, as amended and supplemented from time to time, filed with the SEC (the "Registration Statement") and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating, directly or indirectly, to the Sub-Adviser, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Adviser agrees promptly to provide written notice to the Adviser and the Trust of any change in ownership of the Sub-Adviser or the identity of the primary manager of the Fund and any other matter which is disclosed in the Registration Statement and becomes untrue.

          (c) The Adviser shall from time to time furnish to the Sub-Adviser information pertaining to the investment objectives and needs of the Fund, and shall make available to the Sub-Adviser such financial reports, proxy statements, legal and other information in the possession of or available to the Adviser relating to Fund investments, as the same may be relevant to the performance by the Sub-Adviser of its obligations hereunder. The Adviser will promptly notify the Sub-Adviser of any material change in any of the documents listed on Schedule 1 to this Agreement and will provide the Sub-Adviser with copies of any such modified document. With respect to material changes to any of the documents listed on Schedule 1 that affect the Fund, the Adviser will obtain the Sub-Adviser's prior approval. The Adviser will also provide the Sub-Adviser with a list, to the best of the Adviser's knowledge, of all affiliated persons of Adviser (and any affiliated person of such an affiliated person) and will promptly update the list whenever the Adviser becomes aware of any additional affiliated persons. The

Adviser shall furnish such other information as the Sub-Adviser may reasonably request, including, but not limited to, the monitoring of amortized cost.

     7. Ownership of Records. The Sub-Adviser agrees that all records which it maintains for the Fund shall be the property of the Fund, and that it shall surrender promptly to the designated officers of the Fund any such records upon request. The Sub-Adviser further agrees to preserve for the period prescribed by the rules and regulations of the SEC all records as are required to be maintained pursuant to said rules. The Sub-Adviser agrees that it will maintain all records and accounts regarding the investment activities of the Fund in a confidential manner. Within five (5) business days of a written request, all such records and accounts shall be made available to the accountants or auditors of the Fund during regular business hours at the Sub-Adviser's offices.

     8. Conditions to Agreement. The Sub-Adviser's and the Adviser's obligations under this Agreement are subject to the satisfaction of the following conditions precedent:

          (a) Receipt by the Sub-Adviser of a certificate of an officer of the Fund stating that (i) this Agreement and the Advisory Agreement have been approved by vote of a majority of the Trustees, who are not interested persons of the Sub-Adviser or the Adviser, cast in person at a meeting called for the purpose of voting on such approval, and (ii) this Agreement and the Advisory Agreement have been approved by vote of a majority of the outstanding voting securities of the Trust;

          (b) Receipt by the Sub-Adviser of certified copies of instructions from the Fund to its custodian designating the persons specified by the Sub-Adviser as "Authorized Persons" under the Fund's custody Agreement;

          (c) The Fund's execution and delivery of a limited power of attorney in favor of the Sub-Adviser, in a form mutually agreeable to the Sub-Adviser, the Adviser and the Trust; and

          (d) Any other documents, certificates or other instruments that the Sub-Adviser or the Adviser may reasonably request from the Fund.

     9.  Allocation of Transactions and Brokerage.

          (a) To the extent consistent with applicable law, the Sub-Adviser may aggregate purchase or sell orders for the Fund with contemporaneous purchase or sell order of other clients of the Sub-Adviser or its affiliated persons. In such event, allocation of the Securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner the Sub-Adviser considers to be the most equitable and consistent with its and its affiliates' fiduciary obligations to the Fund and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in a more favorable price or lower brokerage commissions in all instances.

          (b) The Sub-Adviser will place purchase and sell orders for the Fund with or through such banks, brokers, dealers, futures commission merchants or other firms dealing in Securities ("Brokers") as it determines, which may include Brokers that are affiliated persons of the Sub-Adviser, provided such orders are exempt from the provisions of Section 17(a), (d) and (e) of the 1940 Act. The Sub-Adviser will use its best efforts to obtain execution of transactions for the Fund at prices which are advantageous to the Fund and at commission rates that are reasonable in relation to the services received. The Sub-Adviser may, however, select Brokers on the basis that they provide brokerage, research or other services or products to the Fund and other clients of the Sub-Adviser and its affiliated persons. In selecting Brokers, the Sub-Adviser may also consider the reliability, integrity and financial condition of the Broker, and the size of and difficulty in executing the order.

          (c) To the extent consistent with applicable law, and subject to review by the Trust, the Sub-Adviser may pay a Broker an amount of commission for effecting a Securities transaction in excess of the amount of commission or dealer spread another Broker would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such Broker to the Fund and other clients of the Sub-Adviser and its affiliated persons. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliated persons have with respect to the Fund or their other clients, and may include services or products that the Sub-Adviser does not use in managing the Fund. Sub-Adviser will report to the Adviser any soft dollar arrangements that result in services to the Fund and/or the Sub-Adviser as may be reasonably requested by the Trustees.

     10. Allocation of Costs and Expenses. The Sub-Adviser shall bear and pay the costs of rendering its services pursuant to the terms of this Agreement. The Fund shall bear and pay for all other expenses of its operation, including but not limited to, organizational and offering expenses and expenses incurred in connection with the issuance and registration of shares; fees of the custodian and transfer agent; costs and expenses of pricing and calculating the daily net asset value of the shares and of maintaining the books of account required by the 1940 Act; expenditures in connection with meetings of shareholders and Trustees, other than those called solely to accommodate the Sub-Adviser; salaries of officers and fees and expenses of Trustees or members of any advisory board or committee who are not affiliated with or interested persons of the Trust, the Adviser or the Sub-Adviser; salaries of personnel involved in placing orders for the execution of portfolio transactions; insurance premiums on property or personnel of the Fund which inure to their benefit; the cost of preparing and printing reports, proxy statements and prospectuses of the Trust or other communications for distribution to its shareholders; legal, auditing, and accounting fees; trade association dues; the Trust's portion of any Rule 24f-2 fees under the 1940 Act; fees and expenses of registering and maintaining registration of shares for sale under applicable federal securities laws; and all other charges and costs associated with the Fund's operations, plus any extraordinary and non-recurring expenses, except as otherwise prescribed herein.

     11.  Advisory Fees.

          (a) In exchange for the rendering of advice and services pursuant hereto, the Adviser shall pay to the Sub-Adviser on behalf of the Fund, and the Sub-Adviser shall accept as full compensation for all investment advisory services furnished to the Fund and as full reimbursement for all expenses assumed by the Sub-Adviser, an advisory fee based on the average net assets of the Fund. The fee is equal to 0.25% annually on assets up to $75 million and 0.20% annually on assets above $75 million.

          (b) The advisory fee shall be accrued daily by the Funds and paid by the Adviser to the Sub-Adviser monthly in arrears as of the last valuation date.

          (c) In the case of termination of this Agreement during any month, the advisory fee for that month shall be prorated according to the number of business days during which the Agreement was in effect.

     12. Compliance with Applicable Law. (a) Nothing contained herein shall be deemed to require the Adviser or the Fund to take any action contrary to (i) the Agreement and Declaration of Trust of the Trust, ii) the By-laws of the Trust, (iii) the Registration Statement or (iv) any applicable statute or regulation. Nothing contained herein shall be deemed to relieve or deprive the Trustees of their responsibility for and control of the conduct of the affairs of the Fund.

          (b) The Sub-Adviser agrees that it shall notify the Adviser and the Trust immediately (i) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser, or has commenced proceedings or an investigation that may result in any of these actions, (ii) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the IRC, and
(iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of Section 817(h) of the IRC or the regulations thereunder. The Sub-Adviser further agrees to notify the Adviser and the Trust immediately of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement for the Fund, or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

          (c) The Adviser agrees that it shall notify the Sub-Adviser immediately (i) in the event that the SEC has censured the Adviser or the Trust; placed limitations upon their activities, functions, or operations; suspended or revoked the

Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, (ii) upon having a reasonable basis for believing that the Fund has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the IRC, and
(iii) upon having a reasonable basis for believing that the Fund has ceased to comply with the diversification provisions of Section 817(h) of the IRC or the regulations thereunder.

     13.  Liability.

          (a) In the absence of willful misfeasance, bad faith, negligence, or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, the Sub-Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund for any act or omission in the course of or in connection with rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security by the Fund.

          (b) The Sub-Adviser agrees to indemnify and hold harmless, the Adviser, any affiliated person within the meaning of Section 2(a)(3) of the 1940 Act ("affiliated person") of the Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act"), controls ("controlling person") the Adviser (collectively, "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities to the Fund which (i) may be based upon any gross negligence or willful misconduct by the Sub-Adviser, any of its employees or representatives, or any affiliate of or any person acting on behalf of the Sub-Adviser (other than a Sub-Adviser Indemnified Person), or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement covering the shares of the Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Adviser, the Trust, or any affiliated person of the Adviser or Trust by the Sub-Adviser or any affiliated person of the Sub-Adviser (other than a Sub-Adviser Indemnified Person); provided, however, that in no case is the Sub-Adviser's indemnity in favor of Adviser Indemnified Persons deemed to protect such persons against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of reckless disregard of obligations and duties under this Agreement.

          (c) The Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser and any controlling person of the Sub-Adviser (collectively, "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, at common law or otherwise, arising out of the Adviser's responsibilities as adviser of the Fund which (i) may be based upon any gross negligence or willful misconduct by the Adviser, any of its employees or representatives or any affiliate of or person acting on behalf of the Adviser (other than an Adviser Indemnified Person) or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement covering shares of the Trust or the Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to the Sub-Adviser, the Trust or any affiliated person of the Sub-Adviser or Trust by an Adviser or any affiliated person of the Adviser (other than an Adviser Indemnified Person); provided, however, that in no case is the Adviser's indemnity in favor of Sub-Adviser Indemnified Persons deemed to protect such persons against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his or her duties or by reason of reckless disregard of obligations and duties under this Agreement.

          (d) Notwithstanding the foregoing, the Sub-Adviser agrees to reimburse the Fund for any and all costs, expenses, and counsel and Trustees' fees reasonably incurred by the Fund in connection with (i) preparation, printing and distribution of proxy statements, (ii) amendments to its Registration Statement,
(iii) the holding of meetings of shareholders or Trustees, (iv) the conduct of factual investigations, or (v) any legal or administrative proceedings (including any applications for exemptions or determinations by the SEC) which the Fund incur as a result of action or inaction on the part of the Sub-Adviser; and where the action or inaction necessitating such expenditures is (A) directly or indirectly related to any transactions or proposed transaction in the shares or control of the Sub-Adviser (or litigation related to any transactions or proposed transaction involving such shares or control) which shall have been undertaken without the prior express approval of the Trustees, or (B) within the sole control of the Sub-Adviser or any of their respective officers, directors, employees or shareholders. So long as this Agreement remains in effect, the Sub-Adviser shall pay to the Fund the amount due for expenses subject to this Subparagraph 14(b) within thirty (30) days after a bill or statement has been received by the Fund therefor. This provision shall not be deemed to be a waiver of any claim which the Fund may have or may assert against the Sub-Adviser or others for costs, expenses, or damages heretofore incurred by the Trust or for costs, expenses, or damages the Fund may hereafter incur which are not reimbursable to it hereunder. The foregoing reimbursement will not be required with respect to portfolio management and related duties described in this Agreement, so long as the Sub-Adviser uses its best judgement and efforts in performing its duties.

          (e) No provision of this Agreement shall be construed to protect any Trustee or officer of the Fund, or any director or officer of the Adviser or Sub-Adviser from liability in violation of Sections 17(h) and (i) of the 1940 Act.

          (f) The Sub-Adviser understands that the obligations of this Agreement are not personally binding upon any shareholder, Trustee, officer, employee or agent of the Fund, but bind only the Trust's property. The Sub-Adviser represents that it has notice of the provisions of the Agreement and Declaration of Trust of the Trust disclaiming shareholder, Trustee, officer, employee and agent liability for acts or obligations of the Trust.

          (g) The Adviser is hereby expressly put on notice of the limitation of liability as set forth in the Agreement and Declaration of Trust of the Sub-Adviser and agrees that the obligations assumed by the Sub-Adviser pursuant to this Agreement will be limited in any case to the Sub-Adviser and its assets and the Adviser shall not seek satisfaction of any such obligations from the shareholders of the Sub-Adviser, the trustees of the Sub-Adviser, officers, employees or agents of the Sub-Adviser, or any of them.

          (h) The Adviser hereby acknowledges that the Sub-Adviser is not responsible for pricing the portfolio securities, and that the Adviser and Sub-Adviser will rely on the pricing agent chosen by the Trustees for prices of securities, for any purpose.

     14. Term of Agreement. This Agreement shall become effective on the date hereof and shall continue in effect for two years from such date unless sooner terminated as hereinafter provided, and shall continue in effect from year to year thereafter so long as such continuation is approved at least annually by (i) the Trustees or by vote of a majority of the outstanding voting securities of the Fund, and (ii) the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, with such vote being cast in person at a meeting called for the purpose of voting on such approval.

     15. Termination. This Agreement may be terminated without payment of any penalty (a) by the Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days written notice to the Adviser and the Sub-Adviser, (b) by the Adviser upon sixty (60) days written notice to the Sub-Adviser and the Trust, or (c) by the Sub-Adviser upon sixty
(60) days written notice to the Adviser and the Trust. This Agreement shall terminate automatically in the event of any transfer or assignment hereof, as defined in the 1940 Act. Paragraphs 2(i), 7, 13 and 24 shall survive the termination of this Agreement.

     16. Notices. Unless otherwise specified herein, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when deposited in the mail postage prepaid and addressed to the Sub-Adviser at Federated Investors Tower, Pittsburgh, PA 15222-3779, Attn: Subadvisory Account Administrator, or to the Adviser at 400 West Market Street, Louisville, KY 40202, Attn: President, or at such other address or addresses as shall be specified, in each case, in a notice similarly given.

     17. No Waiver. The waiver by any party of any breach of or default under any provision or portion of this Agreement shall not operate as or be construed to be a waiver of any subsequent breach or default.

     18. Severability. The provisions of this Agreement shall be considered severable and if for any reason any provision of this Agreement which is not essential to the effectuation of the basic purpose of this Agreement is deemed to be invalid or contrary to any existing or future law, such invalidity shall not impair the operation of or affect any other provision of this Agreement which is valid.

     19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     20. Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior understandings or agreements between the parties pertaining to the subject matter hereof, whether oral or written. This Agreement may only be modified or amended by mutual written agreement of the parties hereto and, as required, upon approval of a majority of the outstanding voting securities of the Fund.

     21. Definitions. For purposes of application and operation of the provisions of this Agreement, the term "majority of the outstanding voting securities" shall have the meaning as set forth in the 1940 Act. Any terms defined in the 1940 Act, and not otherwise defined in this Agreement, are used with the same meaning in this Agreement.

     22. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     23. Insurance. Sub-Adviser shall have and maintain sufficient insurance covering Sub-Adviser's duties under this Agreement. Sub-Adviser shall name the Trust and the Adviser as additional insureds and shall provide evidence of such coverage at least annually.

     24. Cooperation. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state insurance authorities) in connection with any investigation or inquiry relating to this Agreement or the Trust.

     25. Advertising. Sub-Adviser shall not use any sales promotion or other advertising materials relating to the Trust or the Adviser without the Adviser's prior written consent.

     IN WITNESS WHEREOF, the parties hereto have caused this Sub-Advisory Agreement to be duly executed and attested by their duly authorized officers on the day and year first above written.



                                  PROVIDIAN INVESTMENT
                                  ADVISORS, INC.

ATTEST:
                                  By: ___________________________________
                                         [title]


                                  FEDERATED INVESTMENT
                                  COUNSELING

ATTEST:
                                  By: ___________________________________
                                         [title]

                       SCHEDULE 1  --  FUND DOCUMENTATION
                       ----------------------------------

1.   The Trust's Declaration of Trust and Bylaws.

2. 15 copies of the most current Prospectus and Statement of Additional Information for the Fund's shares.

3. Information regarding the Custody Agreement between the Trust and Investors Fiduciary Trust Company, as Custodian for the Portfolio's securities, including information as to:

          the Portfolio's nominee,
          the Federal tax identification numbers of the Fund and its nominee, all routing, bank participant and account numbers and other information necessary to provide proper instructions for transfer and delivery of Securities to the Fund's accounts at the Custodian, the name, address, phone and fax number of the Custodian's employees responsible for the Fund's accounts, and the Fund's pricing service and contract persons.

4. All policies, procedures, guidelines and codes adopted by the Trust under the 1940 Act or any regulation thereunder, including:
          Rule 2a-7 (if the Fund holds itself out as a "money market fund"), Rule 10f-3 (relating to affiliated underwriting syndicates), Rule 17a-7 (relating to interfund transactions), Rule 17e-1 (relating to transactions with affiliated Brokers), Rule 17f-4 (relating to securities held in securities depositories),and
          Rule 17j-1 (relating to a code of ethics).

5. Any SEC exemptive orders applicable to the Fund, and all procedures and guidelines adopted by the Trust under the terms of such orders.

6. All procedures and guidelines adopted by the Trust or the Adviser regarding:
          Repurchase agreements,
          Evaluating the liquidity of securities, include restricted securities, municipal leases and stripped U.S. government securities, Segregation of liquid assets in connection with reverse repurchase agreements, firm commitments, standby commitments, short sales, options and futures agreements,
          Derivative contracts and securities, and
          Affiliated bank procedures.

7. Any master agreements that the Trust has entered into on behalf of the Fund, including:

          Master Repurchase agreements,
          Master Futures and Options Agreement,
          Master Foreign Exchange Netting Agreements, and
          Master Swap Agreement.

8.   CFTC Rule 4.5 letter.

9. Schedule of the current year's meetings of the Trustees and the reports needed by the Trust.

10.  Pricing and performance calculation entities and contact persons.

                   SCHEDULE 2  --  SUB-ADVISER DOCUMENTATION
                   -----------------------------------------


1. Parts I and II of the Sub-Adviser's Form ADV most recently filed with the SEC.

2. All exemptive orders granted by the SEC that will become applicable to the Fund, and the procedures and guidelines followed by the Sub-Adviser in accordance therewith.